Exhibit 99.1

Biote Reports Fourth Quarter and Full Year 2022 Financial Results

Achieved Full Year 2022 Record Revenue and Adjusted EBITDA for Full Year 2022

Expect 2023 Revenue of $190-200 million and Adjusted EBITDA of $56-60 million

Significantly Increased Trading Liquidity with Recent Successful Secondary Offering

IRVING, TX – March 28, 2023—Biote (NASDAQ: BTMD), a leading solutions provider in preventive health care through the delivery of personalized hormone therapy, today announced financial results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter Highlights, year over year:

•	Revenue of $44.5 million, an 18.5% increase.

•	Net income of $12.8 million and fully diluted GAAP earnings per share of $0.18.

•	Adjusted EBITDA of $13.1 million, a 40% increase.[1]

Full Year 2022 Highlights, year over year:

•	Revenue of $165.0 million, an 18.3% increase.

•	Net income of $1.3 million and fully diluted GAAP loss per share of $(0.12).

•	Adjusted EBITDA of $50.1 million, up 24.6%.[2]

•	Continued to execute growth strategy to capture large market opportunity for both providers and patients

“Biote achieved record financial results in the fourth quarter and for the full 2022 year, driven by strong growth in revenue and Adjusted EBITDA, which were at the high end of our guidance,” said Biote Chief Executive Officer Terry Weber. “Our financial performance reflected successful execution of our growth strategy, as we further built our sales team and practitioner network in both existing and new geographic markets. Consumers increasingly seek treatment for many age-related symptoms often caused by hormonal imbalances, and the effectiveness of the Biote method continues to spur patient demand for the customized therapies offered by Biote-certified providers. As we strive to make the Biote brand synonymous with hormone replacement therapy, we remain dedicated to broadening public awareness by advancing the science and research supporting hormone optimization.”

[1,2]

Please see the “Reconciliations of Adjusted EBITDA” table below for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net income, and additional information about Adjusted EBITDA.

Ms. Weber continued, “In early January, we successfully completed a secondary offering of Biote Class A common stock, representing an important milestone in our journey as a public company. This transaction not only significantly increased the liquidity of our publicly traded shares, but also broadened institutional ownership of our shares. As a management team, we remain focused on building long-term shareholder value through profitable growth.”

2022 Fourth Quarter Financial Review

Revenue for the fourth quarter of 2022 was $44.5 million, an increase of 18.5% from $37.5 million for the fourth quarter of 2021. The increase was driven by continued growth in both procedures and dietary supplements revenue, despite lingering weather-related impacts in Florida and Puerto Rico.

Gross profit margin for the fourth quarter of 2022 was 65.3% compared to 64.0% for the fourth quarter of 2021. The increase in gross profit margin was primarily due to effective cost management.

Operating income for the fourth quarter of 2022 was $7.3 million, an increase of 23.3% from $5.9 million in the fourth quarter of 2021. The increase in operating income reflected increased profitability on higher sales, partially offset by higher SG&A expense.

Net income for the fourth quarter of 2022 was $12.8 million, or $0.18 per diluted share, compared to net income of $5.5 million for the fourth quarter of 2021. Net income increased due to the improvement in operating income and a favorable impact from transaction-related items, partially offset by increased interest expense. The net change in the fair value adjustments to warrant and earnout liabilities was $7.5 million in the fourth quarter, as compared to no such impact in the fourth quarter of 2021.

Adjusted EBITDA for the fourth quarter of 2022 was $13.1 million compared to $9.4 million for the fourth quarter of 2021. The 40% increase in Adjusted EBITDA was driven by the growth in revenue as well as the positive leverage in our business model that enables profit to grow faster than revenue.3

2022 Full Year Financial Review

Revenue for 2022 was $165.0 million, an increase of 18.3% from $139.4 million in 2021. The increase was driven by continued growth in both procedures and dietary supplements revenue.

Gross profit margin for 2022 was 66.9% compared to 65.0% for 2021. The increase in gross profit margin was primarily due to a more favorable product mix.

Operating loss for 2022 was $(60.7) million, compared to operating income of $34.6 million for 2021. Operating loss in 2022 reflected the impact of $21.6 million in transaction-related costs and $82.2 million in stock compensation expense. Excluding these costs, operating income would have been $43.1 million in 2022.

Net income for 2022 was $1.3 million, or a loss of $0.12 per diluted share, compared to net income of $32.6 million in the fourth quarter of 2021.

[3]

Please see the “Reconciliations of Adjusted EBITDA” table for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net income, and additional information about Adjusted EBITDA.

Adjusted EBITDA for 2022 was $50.1 million compared to $40.2 million for 2021. The 24.6% increase in Adjusted EBITDA was primarily driven by the growth in revenue and the positive operating leverage in our business model.4

2023 Financial Outlook

“Biote’s annuity-like business model provides good visibility into our projected financial performance. In 2023 we anticipate continued growth in both revenue and Adjusted EBITDA, as we further build our market presence and practitioner network. We are investing to strengthen our infrastructure and capabilities while continuing to expand our sales team,” said Ms. Weber.

“Our 2023 financial forecast assumes stronger revenue growth and Adjusted EBITDA performance in the second half of the year as we begin to benefit from the contributions of sales personnel added at the end of last year,” concluded Ms. Weber.

($in millions)	2023 Guidance Range
Revenue	$190-$200
Adjusted EBITDA	$56-$60

Conference Call:

Terry Weber, Chief Executive Officer, and the Company’s management will host a conference call to review these results and provide a business update beginning at 8:30 a.m. ET on Wednesday, March 29, 2023. To access the conference call by telephone, please dial (866) 524-3160 (U.S toll-free) or (412) 317-6760 (International). To access a live webcast of the call, interested parties may use the following link: Biote Q4 and Full Year 2022 Earnings Webcast. A replay of the webcast will be available on the Events page of the Biote Investor Relations website, at ir.biote.com, shortly after the event concludes.

Discussion of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Biote has disclosed Adjusted EBITDA, a non-GAAP financial measure that it calculates as net income before interest, taxes and depreciation and amortization, further adjusted to exclude stock-based compensation, transaction-related expenses, fair value adjustments to certain equity instruments classified as liabilities and other non-operating costs. Below we have provided a reconciliation of net income (the most directly comparable GAAP financial measure) to Adjusted EBITDA.

We present Adjusted EBITDA because it is a key measure used by our management to evaluate our operating performance, generate future operating plans and determine payments under compensation programs. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

[4]

Please see the “Reconciliations of Adjusted EBITDA” table for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net income, and additional information about Adjusted EBITDA.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for assets;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us.

In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgment by Biote’s management about which expenses are excluded or included. A reconciliation is provided in the financial statement tables included below in this press release for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

About Biote

Biote is transforming healthy aging through innovative, personalized hormone optimization therapies delivered by Biote-certified medical providers. Biote trains practitioners how to identify and treat early indicators of hormone-related aging conditions, an underserved $7 billion global market, providing affordable symptom relief for patients and driving clinic success for practitioners.

Forward-Looking Statements

Except for historical information contained herein, this press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “hope,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “might,” “ongoing,” “potential,” “predict,” “would” and other similar expressions, are intended to identify forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: the success of our dietary supplements to attain significant market acceptance among clinics, practitioners and their patients; our customers’ reliance on certain third parties to support the manufacturing of bio-identical hormones for prescribers; our and our customers’ sensitive to regulatory, economic, environmental and competitive conditions in certain geographic regions; our ability to increase the use by practitioners and clinics of the Biote Method at the rate that we anticipate or at all; our ability to grow our business; the significant competition we face in our industry; our limited operating history; our ability to protect our intellectual property; the unpredictability of the effects of the COVID-19 pandemic; the heavy regulatory oversight in our industry; changes in applicable laws or regulations; the inability to profitably expand in existing markets and into new markets; the possibility that we may be adversely impacted by other economic, business and/or competitive factors, including recent bank failures; and future exchange and interest rates. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Biote’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and other documents filed by Biote from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Biote assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Biote does not give any assurance that it will achieve its expectations.

Financial Tables

Biote Corp.

Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash	$79,231	$26,766
Accounts receivable, net	6,948	5,231
Inventory, net	11,183	9,615
Other current assets	3,816	5,473

Total current assets	101,178	47,085
Property and equipment, net	1,504	2,335
Capitalized software, net	5,073	4,554
Operating lease right-of-use assets	2,052	356
Deferred tax asset	1,838	—

Total assets	$111,645	$54,330

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$4,112	$4,349
Accrued expenses	6,274	6,011
Term loan, current	6,250	5,000
Deferred revenue, current	1,965	1,705
Operating lease liabilities, current	165	248

Total current liabilities	18,766	17,313
Term loan, net of current portion	112,086	31,963
Deferred revenue, net of current portion	926	802
Operating lease liabilities, net of current portion	1,927	127
Warrant liability	4,104	—
Earnout liability	32,110	—

Total liabilities	169,919	50,205
Commitments and contingencies (See Note 18)
Stockholders’ Equity (Deficit)
Class A, AA, AAA, and AAAA units, no par value, unlimited units authorized; no and 1,013,197 units issued, no and 982,800 units outstanding as of December 31, 2022 and December 31, 2021, respectively	—	—
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.0001 par value, 600,000,000 shares authorized; 11,242,887 and no shares issued, 9,655,387 and no shares outstanding as of December 31, 2022 and December 31, 2021, respectively	1	—
Class B common stock, $0.0001 par value, 8,000,000 shares authorized; no shares issued or outstanding as of December 31, 2022 and December 31, 2021	—	—
Class V voting stock, $0.0001 par value, 100,000,000 shares authorized; 58,565,824 and no shares issued, 48,565,824 and no shares outstanding as of December 31, 2022 and December 31, 2021, respectively	5	—
Additional paid-in capital	—	—
Retained earnings (Accumulated deficit)	(44,460)	4,165
Accumulated other comprehensive loss	(5)	(40)

biote Corp.’s stockholders’ equity (deficit)	(44,459)	4,125
Noncontrolling interest	(13,815)	—

Total stockholders’ equity (deficit)	(58,274)	4,125

Total liabilities and stockholders’ equity (deficit)	$111,645	$54,330

Biote Corp.

Consolidated Statements of Operations

(In Thousands, except per share values)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Product revenue	$44,012	$36,979	$163,133	$137,598
Service revenue	473	557	1,824	1,798

Total revenue	44,485	37,536	164,957	139,396
Cost of revenue (excluding depreciation and amortization included in selling, general and administrative, below)
Cost of products	14,599	12,802	51,990	46,298
Cost of services	825	724	2,585	2,519

Cost of revenue	15,424	13,526	54,575	48,817
Commissions	186	449	974	2,056
Marketing	1,276	1,683	4,628	4,908
Selling, general and administrative	20,296	15,953	165,502	49,054

Income (loss) from operations	7,303	5,925	(60,722)	34,561
Other income (expense), net:
Interest expense	(2,182)	(372)	(5,091)	(1,673)
Gain from change in fair value of warrant liability	575	—	5,127	—
Gain from change in fair value of earnout liability	6,930	—	61,770	—
Loss from extinguishment of debt	—	—	(445)	—
Other income	619	4	1,073	17

Total other income (expense), net	5,942	(368)	62,434	(1,656)

Income before provision for income taxes	13,245	5,557	1,712	32,905
Income tax expense	436	77	388	286

Net income	12,809	5,480	1,324	32,619
Less: Net income attributable to noncontrolling interest	11,187		2,293

Net income (loss) attributable to biote Corp. stockholders	1,622		(969)

Other comprehensive income (loss):
Foreign currency translation adjustments	(1)	(3)	(1)	(17)

Other comprehensive income (loss)	(1)	(3)	(1)	(17)

Comprehensive income	$12,808	$5,477	$1,323	$32,602

Net income (loss) per common share
Basic	$0.19		$(0.12)
Diluted	$0.18		$(0.12)
Weighted average common shares outstanding
Basic	8,703,533		8,059,371
Diluted	58,750,051		8,059,371

Biote Corp.

Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	Year Ended December 31,
	2022	2021
Operating Activities
Net income	$1,324	$32,619
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	2,199	1,400
Bad debt expense (recoveries)	(155)	240
Amortization of debt issuance costs	589	222
Provision for obsolete inventory	140	471
Non-cash lease expense	240	226
Non-cash sponsor share transfers	7,216	—
Non-cash fees under SEPA	119	—
Share-based compensation expense	82,180	—
Gain from change in fair value of warrant liability	(5,127)	—
Gain from change in fair value of earnout liability	(61,770)	—
Loss from extinguishment of debt	445	—
Deferred income taxes	(743)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,562)	(752)
Inventory	(1,708)	(5,762)
Other current assets	(2,284)	34
Accounts payable	416	1,605
Deferred revenue	384	(373)
Accrued expenses	(30,841)	4,029
Operating lease liabilities	(219)	(239)

Net cash (used in) provided by operating activities	(9,157)	33,720
Investing Activities
Purchases of property and equipment	(333)	(1,448)
Purchases of capitalized software	(1,505)	(2,359)

Net cash used in investing activities	(1,838)	(3,807)
Financing Activities
Proceeds from the Business Combination	12,282	—
Principal repayments on term loan	(4,375)	(5,000)
Borrowings on term loan	125,000	—
Extinguishment of Bank of America term loan	(36,250)	—
Debt issuance costs	(4,036)	—
Settlement of phantom equity rights	(7,250)	—
Settlement of RSUs	(424)	—
Distributions	(12,886)	(11,402)
Capitalized transaction costs	(8,341)	(3,941)
Proceeds from issuance of shares under SEPA	442	—
SEPA transaction costs	(702)	—

Net cash provided by (used in) financing activities	63,460	(20,343)
Effect of exchange rate changes on cash and cash equivalents	—	(12)

Net increase in cash and cash equivalents	52,465	9,558
Cash and cash equivalents at beginning of period	26,766	17,208

Cash and cash equivalents at end of period	$79,231	$26,766

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$4,426	$1,462
Cash paid for income taxes	282	171
Non-cash investing and financing activities
Capital expenditures and capitalized software included in accounts payable	$49	$282
Non-cash SEPA transaction costs	$119	$—

Biote Corp.

Reconciliation of Adjusted EBITDA to Net (Loss) Income

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income	$12,809	$5,480	$1,324	$32,619
Interest expense	2,182	372	5,091	1,673
Income tax expense	436	77	388	286
Depreciation and amortization	555	413	2,199	1,400
Loss from extinguishment of debt and other non-operating items	(619)	(4)	(628)	(17)
Share-based compensation expense	2,164	—	82,180	—
Transaction-related expenses	978	1,503	21,627	2,387
Litigation and other	2,118	1,531	4,843	1,869
Gain from change in fair value of warrant liability	(575)	—	(5,127)	—
Gain from change in fair value of earnout liability	(6,930)	—	(61,770)	—

Adjusted EBITDA	$13,118	$9,373	$50,127	$40,218

Investor Relations:

Eric Prouty

AdvisIRy Partners

eric.prouty@advisiry.com

Media:

Press@biote.com